Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Young Innovations, Inc., (the "Company") on Form 10-K for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer, President, and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002 that based on their knowledge (1) the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Alfred E. Brennan, Jr.
Alfred E. Brennan, Jr., Chairman,
Director and Chief Executive Officer

/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.,
President and Chief Financial Officer

March 15, 2012

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.

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Source: YOUNG INNOVATIONS INC, 10-K, March 15, 2012